Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT, to the Employment Agreement (the “Agreement”) restated as of December 31, 2008 by and between Douglas I. Payne (the “Executive”) and Stanley Furniture Company, Inc. (the “Company” and, together with thes Executive, the “Parties”), is effective this 10th day of September, 2010.

WHEREAS, the Parties have entered into the Agreement, have the power to amend the Agreement and now wish to do so;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Agreement as follows:

1.      Section 7(d) of the Agreement is hereby amended by adding a new sentence to the end thereof as follows:

For avoidance of doubt, no acquisition of beneficial ownership of any additional Company stock by any shareholder of the Company (or more than one shareholder acting as a group) through the rights offering of the Company contemplated by the Company’s Registration Statement (No. 333-169310) on Form S-3, as amended from time to time (the “2010 Rights Offering”), shall be deemed to result in a Change in Control for purposes of Sections 7(d)(i) or 7(d)(ii)(1) of this Agreement.

2.      In all other respects, the Agreement is hereby ratified and confirmed.

IN WITNESS WHEREOF, the Parties have affixed their signatures hereto as of the date first written above.

EXECUTIVE:	COMPANY:

STANLEY FURNITURE COMPANY, INC.

/s/ Douglas I. Payne	By: /s/ Micah S. Goldstein
Douglas I. Payne	Name: Micah S. Goldstein
Its: Chief Operating Officer